                                                                    EXHIBIT 99.1

                                                        12500 West Creek Parkway
[PFG LOGO]                  PERFORMANCE                       Richmond, VA 23238
                            FOOD GROUP                      Phone (804) 484-7700
                                                              FAX (804) 484-7701

                                  NEWS RELEASE

FOR MORE INFORMATION:

                                                    INVESTOR CONTACT:
MEDIA CONTACT:                                      KEVIN COLLIER
CHERYL MOORE                                        DIRECTOR, INVESTOR RELATIONS
DIRECTOR, CORPORATE COMMUNICATIONS                  (804) 287-8109
(804) 484-6273

                 PERFORMANCE FOOD GROUP REPORTS 26% INCREASE IN
                    NET EARNINGS FROM CONTINUING OPERATIONS

            -     NET SALES FROM CONTINUING OPERATIONS INCREASED 13%

            -     NET EARNINGS FROM CONTINUING OPERATIONS INCREASED 26%

            -     NET GAIN ON SALE OF FRESH-CUT SEGMENT AMOUNTED TO $181.0
                  MILLION

      RICHMOND, VA. (AUGUST 2, 2005) - Performance Food Group (Nasdaq/NM:PFGC) today announced results for the second quarter and six months ended July 2, 2005. On June 28, 2005, the Company completed the sale of its fresh-cut segment to Chiquita Brands International, Inc. All amounts pertaining to the Company's fresh-cut segment are accounted for as discontinued operations.

      Consolidated net sales from continuing operations in the second quarter increased to approximately $1.5 billion, a 13% increase compared to the prior year period. Inflation was approximately 1% in the second quarter. Net earnings from continuing operations amounted to approximately $12.2 million compared to approximately $9.7 million in the year earlier period. Net earnings per share from continuing operations were $0.26 per share diluted, compared to $0.21 per share diluted in the prior year period. Net earnings from discontinued operations, which include the gain on the sale of the fresh-cut segment, were approximately $191.5 million, compared to approximately $9.1 million in the year earlier period. The net gain on the sale of the segment amounted to approximately $181.0 million. Net earnings per share from discontinued operations were $4.02 per share diluted, compared to $0.18 per share diluted in the prior year period. Excluding the impact of the gain on the sale of the segment, net earnings per share from discontinued operations would have amounted to $0.22 per share diluted. Consolidated net earnings per share including both continuing operations and discontinued operations amounted to $4.28 per share diluted compared to $0.39 per share diluted in the year earlier period.

      Consolidated net sales from continuing operations for the first six months of 2005 were approximately $2.9 billion, up 14% from approximately $2.5 billion in the year earlier period. Net earnings from continuing operations in the same period increased 43% to approximately $16.9 million, compared to approximately $11.9 million in the prior year period. Net earnings per share from continuing operations increased to $0.36 per share

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

      diluted, compared to $0.25 per share diluted in the same period last year. Net earnings from discontinued operations for the first six months were approximately $200.6 million compared to $14.4 million in the year earlier period. Net earnings per share from discontinued operations were $4.22 per share diluted versus $0.31 per share diluted in the prior year period. Consolidated net earnings per share including both continuing operations and discontinued operations were $4.58 per share diluted, compared to $0.56 per share diluted in the year earlier period.

      Bob Sledd, Chairman and Chief Executive Officer noted, "Our strong internal sales and earnings growth during the second quarter reflects that our focus on operational excellence and outstanding customer service is contributing to the continued improvement of our business. Sales in the broadline distribution segment increased approximately 16% in the second quarter compared to the prior year period. Inflation amounted to approximately 2% in the quarter. Sales increases in the quarter were the result of previously announced new business rollouts and incremental growth with existing customers. During the third quarter, we are experiencing some transition related inefficiencies resulting from our exit of certain multi-unit business in one region and our transition into new multi-unit replacement business in another region. We expect to have worked through these transitions by the end of the third quarter."

      "Sales in our customized distribution segment increased approximately 8% in the second quarter compared to the prior year period. Inflation was nominal in the quarter. Sales increases were driven by continued growth with existing customers. We began servicing customers from our new Indiana distribution center during the second quarter. As we anticipated, start up costs associated with the opening of the Indiana facility negatively impacted our operating margins in the quarter. Our customized segment remains focused on the addition of new capacity in order to position us for growth in 2006. We expect to complete the majority of our additions to capacity by the end of the third quarter, with the remainder in the beginning of the fourth quarter of this year. As anticipated, we expect the start up costs associated with the opening of these facilities to negatively impact operating margins in the second half of 2005. "

      "Sales from the discontinued operations of the fresh-cut segment increased slightly in the second quarter and during the first six months compared to the prior year period. With the recent completion of the sale of our fresh-cut segment to Chiquita Brands International, Inc., we are excited about the opportunity to focus our energies and resources exclusively on the sales and earnings growth of our core distribution businesses."

      "As anticipated, all of our business segments are experiencing higher trends in insurance costs, particularly increases in healthcare costs. These trends are expected to continue throughout the balance of the year. The third quarter will be impacted by our new facility openings in customized and the transition of multi-unit business in broadline. As a result, we do not expect to achieve operating profit growth in the third quarter. However, we expect to achieve solid results in the fourth quarter, ending the year on a positive note. Our expectations for operating profit from our distribution businesses continue to be toward the lower end of our previously projected range of $73.0 to $78.0 million for the year, which includes corporate overhead, but excludes pre-tax stock compensation expense of approximately $1.0 to $1.5 million related to restricted stock grants for the 2005 year. Adjusted for anticipated stock compensation expense, we expect operating

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

      profit from continuing operations to be toward the lower end of the range of $71.5 to $77.0 million for the year."

      Mr. Sledd concluded, "During the quarter, we paid off substantially all of our outstanding indebtedness on the balance sheet with a portion of the net proceeds from the sale of the fresh cut segment. As a result, our balance sheet remains extremely strong with cash and cash equivalents of approximately $647.1 million, prior to the payment of $162.9 million of income taxes payable, primarily related to the gain on the sale of the fresh-cut segment. Our debt to capital ratio is less than 1% at the end of the second quarter, excluding $130 million of interests in accounts receivable sold under an accounts receivable purchase facility. As such, we expect interest expense and the loss on sale of accounts receivable, net of interest income, to be nominal in the third quarter and approximately $1.5 to $2.0 million for the fourth quarter of 2005. Assuming the successful completion of our previously announced tender offer for 10 million shares of our outstanding common stock, we anticipate weighted average shares of approximately 42 to 43 million shares for the third quarter and 37 to 38 million shares for the fourth quarter. For the remainder of the year, we will maintain our focus on executing our core strategies to drive continued growth of our business. We have made excellent progress during the year as reflected in our solid earnings growth. We are optimistic about the year in total and our future."

      Performance Food Group markets and distributes more than 64,000 national and private label food and food-related products to approximately 44,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.

            Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the risk that the results of the Securities and Exchange Commission informal inquiry could have an adverse affect on the Company; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.

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

                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS

(In thousands, except net earnings per common share)                   THREE MONTHS ENDED
                                                                    ------------------------
                                                                      JULY 2,     JULY 3,
                                                                       2005        2004
                                                                    -----------  -----------
Net sales from continuing operations                                $ 1,456,735  $ 1,292,863

Earnings from continuing operations, net of tax                     $    12,246  $     9,693
Earnings from discontinued operations, net of tax                        10,591        9,103
Gain on sale of Fresh-cut segment, net of tax                           180,958            -
                                                                    -----------  -----------
                                                                    $   203,795  $    18,796

Weighted average number of shares outstanding:
      Basic                                                              46,955       46,344
      Diluted                                                            47,608       53,325

Earnings per common share:
      Basic earnings per common share - continuing operations       $      0.26  $      0.21
      Basic earnings per common share - discontinued operations            0.23         0.20
      Basic earnings per common share - gain on sale of Fresh-cut          3.85            -
                                                                    -----------  -----------
                                                                    $      4.34  $      0.41

      Diluted earnings per common share - continuing operations     $      0.26  $      0.21
      Diluted earnings per common share - discontinued operations          0.22         0.18
      Diluted earnings per common share - gain sale of Fresh-cut           3.80            -
                                                                    -----------  -----------
                                                                    $      4.28  $      0.39

Note: Prior year data has been reclassified to conform to current year discontinued operations presentation

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

                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS

(In thousands, except net earnings per common share)                    SIX MONTHS ENDED
                                                                    ------------------------
                                                                       JULY 2,     JULY 3,
                                                                        2005        2004
                                                                    -----------  -----------
Net sales from continuing operations                                $ 2,879,542  $ 2,517,400

Earnings from continuing operations, net of tax                     $    16,929  $    11,850
Earnings from discontinued operations, net of tax                        19,603       14,422
Gain on sale of Fresh-cut segment, net of tax                           180,958            -
                                                                    -----------  -----------
                                                                    $   217,490  $    26,272

Weighted average number of shares outstanding:

      Basic                                                              46,913       46,161
      Diluted                                                            47,505       47,166

Earnings per common share:
      Basic earnings per common share - continuing operations       $      0.36  $      0.26
      Basic earnings per common share - discontinued operations            0.42         0.31
      Basic earnings per common share - gain on sale of Fresh-cut          3.86            -
                                                                    -----------  -----------
                                                                    $      4.64  $      0.57

      Diluted Earnings per common share - continuing operations     $      0.36  $      0.25
      Diluted Earnings per common share - discontinued operations          0.41         0.31
      Diluted Earnings per common share - gain on sale of Fresh-cut        3.81            -
                                                                    -----------  -----------
                                                                    $      4.58  $      0.56

Note: Prior year data has been reclassified to conform to current year discontinued operations presentation

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

PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JULY 2, 2005
(IN THOUSANDS)


                                                                       JULY 2, 2005   JANUARY 1, 2005(A)
                                                                       ------------   ------------------
ASSETS
 Current Assets:
  Cash and cash equivalents                                            $    647,058     $     52,322
  Accounts receivable, net, including retained interest in
    securitized receivables                                                 179,921          171,191
  Inventories                                                               280,822          287,019
  Other current assets                                                       22,376           25,463
  Current assets from discontinued operations                                12,488          109,924
                                                                       ------------     ------------
    Total current assets                                                  1,142,665          645,919
                                                                       ------------     ------------
  Property, plant and equipment, net                                        228,301          201,248
  Goodwill, net                                                             353,963          354,038
  Other intangible assets, net                                               52,288           54,471
  Other assets                                                               14,883           13,502
  Non-current assets from discontinued operations                                 -          558,587
                                                                       ------------     ------------
    Total assets                                                       $  1,792,100     $  1,827,765
                                                                       ------------     ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
  Outstanding checks in excess of deposits                             $     54,840     $    103,948
  Trade accounts payable                                                    287,778          227,882
  Current installments of long-term debt                                        596              661
  Other current liabilities                                                 126,238          112,580
  Income taxes payable                                                      162,880                -
  Current liabilities from discontinued operations                           16,425          116,024
                                                                       ------------     ------------
    Total current liabilities                                               648,757          561,095
                                                                       ------------     ------------
  Long-term debt, excluding current installments                              3,536          263,859
  Deferred income taxes                                                      43,134           40,775
  Non-current liabilities from discontinued operations                            -           87,723
                                                                       ------------     ------------
  Total liabilities                                                         695,427          953,452
  Shareholders' equity                                                    1,096,673          874,313
                                                                       ------------     ------------
    Total liabilities and shareholders' equity                         $  1,792,100     $  1,827,765
                                                                       ------------     ------------

(A) PRIOR YEAR RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION

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

PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
JULY 2, 2005
(IN THOUSANDS, EXCEPT EARNINGS PER COMMON SHARE)

                                                                     THREE MONTHS ENDED
                                                                JULY 2, 2005        JULY 3, 2004
                                                                                          (A)
                                                           ------------------   ------------------
Net sales                                                  $1,456,735   100.0%  $1,292,863   100.0%
Cost of goods sold                                          1,267,343    87.0%   1,123,321    86.9%
                                                           ----------   -----   ----------   -----
    Gross profit from continuing operations                   189,392    13.0%     169,542    13.1%
Operating expenses                                            167,441    11.5%     150,250    11.6%
                                                           ----------   -----   ----------   -----
    Operating profit from continuing operations                21,951     1.5%      19,292     1.5%
                                                           ----------   -----   ----------   -----
Other income (expense):
  Interest expense                                             (1,540)              (2,941)
  Loss on sale of receivables                                  (1,235)                (506)
  Other, net                                                      641                  230
                                                           ----------   -----   ----------   -----
    Other expense, net                                         (2,134)  -0.1%       (3,217)  -0.3%
                                                           ----------   -----   ----------   -----
    Earnings before income taxes from continuing
      operations                                               19,817     1.4%      16,075     1.2%
Income taxes                                                    7,571     0.6%       6,382     0.5%
                                                           ----------   -----   ----------   -----
    Earnings from continuing operations                        12,246     0.8%       9,693     0.7%
                                                           ----------   -----   ----------   -----
      Earnings from discontinued operations, net of tax        10,591                9,103
      Gain on sale of Fresh-cut segment, net of tax           180,958                    -
                                                           ----------   -----   ----------   -----
    Total earnings from discontinued operations               191,549                9,103
                                                           ----------   -----   ----------   -----
    Net earnings                                           $  203,795           $   18,796
                                                           ----------   -----   ----------   -----

Weighted average common shares outstanding:

  Basic                                                        46,955               46,344
  Diluted                                                      47,608               53,325
                                                           ----------   -----   ----------   -----
Earnings per common share:

    Basic earnings per common share:

     Continuing operations                                 $     0.26           $     0.21
     Discontinued operations                                     0.23                 0.20

    Gain on sale of fresh-cut                                    3.85                    -
                                                           ----------   -----   ----------   -----
          Total                                            $     4.34           $     0.41
                                                           ----------   -----   ----------   -----

    Diluted earnings per common share:
     Continuing operations                                 $     0.26           $     0.21

     Discontinued operations                                     0.22                 0.18

    Gain on sale of fresh-cut                                    3.80                    -
                                                           ----------   -----   ----------   -----
          Total                                            $     4.28           $     0.39

                                                                         SIX MONTHS ENDED
                                                              JULY 2, 2005           JULY 3, 2004
                                                                                        (A)
                                                           ------------------    --------------------
Net sales                                                  $2,879,542   100.0%   $ 2,517,400    100.0%
Cost of goods sold                                          2,510,234    87.2%     2,189,805     87.0%
                                                           ----------  ------    -----------   ------
    Gross profit from continuing operations                   369,308    12.8%       327,595     13.0%
Operating expenses                                            337,931    11.7%       302,591     12.0%
                                                           ----------  ------    -----------   ------
    Operating profit from continuing operations                31,377     1.1%        25,004      1.0%
                                                           ----------  ------    -----------   ------
Other income (expense):
  Interest expense                                             (2,513)                (4,923)
  Loss on sale of receivables                                  (2,241)                  (974)
  Other, net                                                      805                    432
                                                           ----------  ------    -----------   ------
    Other expense, net                                         (3,949)   -0.1%        (5,465)    -0.2%
                                                           ----------  ------    -----------   ------
    Earnings before income taxes from continuing
      operations                                               27,428     1.0%        19,539      0.8%
Income taxes                                                   10,499     0.4%         7,689      0.3%
                                                           ----------  ------    -----------   ------
    Earnings from continuing operations                        16,929     0.6%        11,850      0.5%
                                                           ----------  ------    -----------   ------
      Earnings from discontinued operations, net of tax        19,603                 14,422
      Gain on sale of fresh-cut segment, net of tax           180,958                      -
                                                           ----------  ------    -----------   ------
  Total earnings from discontinued operations                 200,561                 14,422
                                                           ----------  ------    -----------   ------
  Net earnings                                             $  217,490            $    26,272
                                                           ----------  ------    -----------   ------

Weighted average common shares outstanding:
  Basic                                                        46,913                 46,161
  Diluted                                                      47,505                 47,166
                                                           ----------  ------    -----------   ------
Earnings per common share:
    Basic earnings per common share
       Continuing operations                                     0.36            $      0.26
       Discontinued operations                                   0.42                   0.31

      Gain on sale of fresh-cut                                  3.86                      -

                                                           ----------  ------    -----------   ------
          Total                                            $     4.64            $      0.57
                                                           ----------  ------    -----------   ------

    Diluted earnings per common share:
      Continuing operations                                $     0.36            $      0.25

      Discontinued operations                                    0.41                   0.31

      Gain on sale of fresh-cut                                  3.81                      -

                                                           ----------  ------    -----------   ------
          Total                                            $     4.58            $      0.56
                                                           ----------  ------    -----------   ------

(A) PRIOR YEAR RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION

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

                               SEGMENT DISCLOSURE
                                 SECOND QUARTER

                              SECOND QUARTER 2005

2005 Quarter                                                   CORPORATE &    TOTAL CONTINUING
(In thousands)                      BROADLINE    CUSTOMIZED   INTERSEGMENT      OPERATIONS
-------------                       ----------   ----------   ------------   ----------------
NET EXTERNAL SALES                  $  895,853   $  560,882   $          -   $      1,456,735
INTERSEGMENT SALES                          78           54           (132)                 -
TOTAL SALES                            895,931      560,936           (132)         1,456,735
OPERATING PROFIT                        23,468        6,096         (7,613)            21,951
  OPERATING PROFIT MARGIN                 2.62%        1.09%             -               1.51%
INTEREST EXPENSE (INCOME)                3,964          377         (2,801)             1,540
LOSS (GAIN) ON SALE OF RECEIVABLES       2,269          758         (1,792)             1,235
DEPRECIATION                             3,308        1,268          1,125              5,701
AMORTIZATION                               904            -              -                904
CAPITAL EXPENDITURES                     3,706       15,819            288             19,813

                              SECOND QUARTER 2004
   (RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION)

2004 Quarter                                                   CORPORATE &    TOTAL CONTINUING
(In thousands)                      BROADLINE    CUSTOMIZED   INTERSEGMENT      OPERATIONS
--------------                      ----------   ----------   ------------   ----------------
NET EXTERNAL SALES                  $  775,084   $  517,779   $          -   $      1,292,863
INTERSEGMENT SALES                         188           77           (265)                 -
TOTAL SALES                            775,272      517,856           (265)         1,292,863
OPERATING PROFIT                        20,262        6,093         (7,063)            19,292
  OPERATING PROFIT MARGIN                 2.61%        1.18%             -               1.49%
INTEREST EXPENSE (INCOME)                2,722          148             71              2,941
LOSS (GAIN) ON SALE OF RECEIVABLES       2,101          667         (2,262)               506
DEPRECIATION                             3,258        1,073            846              5,177
AMORTIZATION                               908            -              -                908
CAPITAL EXPENDITURES                     1,809        4,131          1,263              7,203

TOTAL ASSETS BY REPORTABLE SEGMENT AND A RECONCILIATION TO THE CONDENSED CONSOLIDATED BALANCE SHEETS WERE AS FOLLOWS:

                             JULY 2, 2005  JANUARY 1, 2005
                             ------------  ---------------
BROADLINE                    $    829,120   $    830,421
CUSTOMIZED                        210,569        176,827
CORPORATE & INTERSEGMENT          739,923        152,006
DISCONTINUED OPERATIONS            12,488        668,511
                             ------------   ------------

   TOTAL ASSETS              $  1,792,100   $  1,827,765
                             ------------   ------------

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

                               SEGMENT DISCLOSURE
                            SIX MONTHS YEAR TO DATE

                          SIX MONTHS YEAR TO DATE 2005

2005 Period                                                    CORPORATE &    TOTAL CONTINUING
(In thousands)                       BROADLINE    CUSTOMIZED   INTERSEGMENT      OPERATIONS
--------------                       ----------   ----------   ------------   ----------------
NET EXTERNAL SALES                   $1,755,897   $1,123,645   $          -   $      2,879,542
INTERSEGMENT SALES                          303          116           (419)                 -
TOTAL SALES                           1,756,200    1,123,761           (419)         2,879,542
OPERATING PROFIT                         36,122       11,862        (16,607)            31,377
  OPERATING PROFIT MARGIN                  2.06%        1.06%             -               1.09%
INTEREST EXPENSE (INCOME)                 7,863          644         (5,994)             2,513
LOSS (GAIN) ON SALE OF RECEIVABLES        5,045        1,501         (4,305)             2,241
DEPRECIATION                              6,647        2,432          2,144             11,223
AMORTIZATION                              1,811            -              -              1,811
CAPITAL EXPENDITURES                      7,015       29,017          2,327             38,359

                          SIX MONTHS YEAR TO DATE 2004

(RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION)

2004 Period                                                     CORPORATE &    TOTAL CONTINUING
(In thousands)                       BROADLINE    CUSTOMIZED   INTERSEGMENT      OPERATIONS
--------------                       ----------   ----------   ------------   ----------------
NET EXTERNAL SALES                   $1,498,735   $1,018,665   $          -   $      2,517,400
INTERSEGMENT SALES                          455          154           (609)                 -
TOTAL SALES                           1,499,190    1,018,819           (609)         2,517,400
OPERATING PROFIT                         30,580        9,563        (15,139)            25,004
  OPERATING PROFIT MARGIN                  2.04%        0.94%             -               0.99%
INTEREST EXPENSE (INCOME)                 5,802          319         (1,198)             4,923
LOSS (GAIN) ON SALE OF RECEIVABLES        4,051        1,317         (4,394)               974
DEPRECIATION                              6,623        2,144          1,585             10,352
AMORTIZATION                              1,808            -              -              1,808
CAPITAL EXPENDITURES                      4,113        5,580          2,931             12,624

TOTAL ASSETS BY REPORTABLE SEGMENT AND A RECONCILIATION TO THE CONDENSED CONSOLIDATED BALANCE SHEETS WERE AS FOLLOWS:

                                    JULY 2, 2005  JANUARY 1, 2005
                                    ------------  ---------------
BROADLINE                           $    829,120   $    830,421
CUSTOMIZED                               210,569        176,827
CORPORATE & INTERSEGMENT                 739,923        152,006
DISCONTINUED OPERATIONS                   12,488        668,511
                                    ------------   ------------
  TOTAL ASSETS                      $  1,792,100   $  1,827,765
                                    ------------   ------------

                                      END